UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported):  September 9, 2004

BANCTEC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-9859	75-1559633
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 E. Grauwyler Road Irving, Texas 75061
(Address of principal executive offices) (Zip Code)

(972) 579-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)                                 On September 9, 2004, the employment of Craig D. Crisman as President and Chief Executive Officer of BancTec, Inc. was terminated.  Mr. Crisman will remain a member of the Board of Directors of BancTec, Inc.  A news release, issued on September 15, 2004, announced the employment termination.  The news release is attached hereto as Exhibit 99.1 and incorporated  herein by reference.

(c)                                  The same news release announced that, effective September 9, 2004, Coley Clark was appointed President and Chief Executive Officer of BancTec, Inc.  Mr. Clark, age 58, has been a director of BancTec, Inc. since April 2004.  Mr. Clark joined Electronic Data Systems Corporation in 1971 and was president of EDS Financial Global Industry Solutions from 1996 until his retirement in 2003.  Mr. Clark is also a director of FundsXpress, a software provider to the financial industry and Carreker Corporation, a company engaged in providing payments - related software and consulting solutions to financial institutions.  Mr. Clark will continue to serve as a director of BancTec, Inc.

Item 9.01                                             Financial Statements and Exhibits.

(c)                                  Exhibits

99.1                           News release dated September 15, 2004, reporting the termination of employment of Craig D. Crisman, President and Chief Executive Officer of BancTec, Inc. and the appointment of Coley Clark as the new President and Chief Executive Officer of BancTec, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 15, 2004	BANCTEC, INC.

/S/James J. Slaby
James J. Slaby
Assistant Secretary